UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

EIGHTCO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA 18042	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on September 29, 2023, Eightco Holdings Inc. (the “Company”) received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum bid price requirement of $1.00 per share set forth in the Nasdaq Listing Rules (the “Minimum Bid Price Rule”) based on the closing bid price of the Company’s listed securities for the 31 consecutive business days from August 16, 2023 to September 28, 2023. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until March 27, 2024, to regain compliance with the Minimum Bid Price Rule. On March 28, 2024, the Company received a staff determination letter (the “Staff Determination Letter”) from Nasdaq informing the Company that the Company had not regained compliance with the Minimum Bid Price Rule. The Staff Determination Letter noted that unless the Company requested an appeal of the staff’s determination, the Company’s securities would be scheduled for delisting from The Nasdaq Capital Market.

On April 9, 2024, the Company received a second staff determination letter (the “Additional Staff Determination Letter”) from Nasdaq indicating that the Company was also not in compliance with a requirement of the rules for continued listing on Nasdaq that the Company maintain a minimum of $2,500,000 in stockholders’ equity (the “Minimum Equity Rule”).

The Company timely requested an appeal of the staff’s determination to a Hearings Panel.

On June 27, 2024, the Hearings Panel granted the Company’s request for continued listing on Nasdaq, subject to certain conditions.

On June 28, 2024, in order to meet certain of the conditions required by the Hearings Panel, the Company filed a preliminary proxy statement with the Securities and Exchange Commission seeking shareholder approval to effect a reverse stock split of all of the outstanding shares of the Company’s common stock at a ratio of 1-for-5.

On July 1, 2024, the Company issued a press release announcing the foregoing. The press release also detailed a number of strategic moves the Company has recently made to improve its financial condition and ability to remain listed on Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the ability of the Company to maintain the listing of its securities on Nasdaq and the risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated July 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2024
Eightco Holdings Inc.

	By:	/s/ Paul Vassilakos
	Name:	Paul Vassilakos
	Title:	Chief Executive Officer